UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 5, 2019 (January 17, 2019)

Laureate Education, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street
Baltimore, MD 21202
(Address of principal executive offices, including zip code)

(410) 843-6100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.01.    Completion of Acquisition or Disposition of Assets.

As previously reported, on April 24, 2018, Laureate Education, Inc. (the “Company”), and Exeter Street Holdings, LLC (the “Seller”) and University of St. Augustine for Health Sciences, LLC (“USAHS”), both of which are wholly owned subsidiaries of the Company, entered into a Membership Interest Purchase Agreement (the “Agreement”) with University of St. Augustine Acquisition Corp. (the “Purchaser”), an affiliate of Altas Partners LP, to purchase from the Seller all of the issued and outstanding membership interests of USAHS.

On February 1, 2019, the transaction contemplated by the Agreement was completed following receipt of the required regulatory approvals. The total transaction value under the Agreement was $400.0 million. Upon completion of the sale, the Seller received net proceeds of approximately $346.4 million, which includes $11.7 million of customary closing adjustments, and is net of $58.1 million of debt assumed by the Purchaser and fees of $7.2 million. The Company used $340 million of the net proceeds to repay a portion of its U.S. term loan, with the remaining proceeds utilized to repay borrowings outstanding under its revolving credit facility.

The foregoing description of the USAHS transaction does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which was filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2018.

The Company has accounted for USAHS as a discontinued operation. The transaction described above constituted a significant disposition for purposes of Item 2.01 of Form 8-K, as the Seller’s business met the significant subsidiary income test for 2017. Accordingly, the pro forma financial information required by Item 9.01 is included at the end of this Current Report on Form 8-K.

Item 7.01    Regulation FD Disclosure.

On February 5, 2019, the Company issued a press release on the divestiture of USAHS and the outcome of its strategic review of Walden University (“Walden”). A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01    Other Events.

Walden University

As previously reported, during 2018, the Company initiated a strategic review to evaluate the fit of having two scaled enterprises - one campus-based business primarily focused on emerging markets in Latin America and one fully online platform in the U.S. - together in one organization. Accordingly, we considered various strategic options for Walden, with the goal of continuing to provide the best possible experience for Walden students, as well as ensuring the best position for Walden, for us and for our key stakeholders. After thorough review, on February 5, 2019, the Company announced the outcome of its strategic review of Walden and its decision to retain Walden within Laureate Education, Inc.

Amendment of Agreement to Sell Institution in Malaysia

As previously reported, on December 11, 2017, Exeter Street Holdings Sdn. Bhd., a Malaysia corporation (the “Seller”), and Laureate Education Asia Limited, a Hong Kong corporation (the “Guarantor”), both of which are indirect wholly owned subsidiaries of Laureate Education, Inc. (the “Company”), entered into a Share Sale & Purchase Agreement (the “Agreement”) with Comprehensive Education Pte. Ltd., a Singapore corporation (the “Purchaser”) that is an affiliate of Affinity Equity Partners, a private equity firm based in Hong Kong. Pursuant to the Agreement, the Purchaser agreed to purchase from the Seller all of the issued and outstanding shares in the capital of Inti Education Holdings Sdn. Bhd., a Malaysia corporation (“Inti Holdings”), and the Guarantor agreed to guarantee certain obligations of the Seller. Inti Holdings is the indirect owner of INTI University and Colleges, a higher education institution with five campuses in Malaysia (“INTI”). In connection with the Agreement, the Seller entered into a separate agreement with the current minority owner of the equity of Inti Holdings relating to the purchase by the Seller of the minority owner’s 10.10% interest in Inti Holdings, the closing of which is a precondition to the closing of the transactions under the Agreement. The total purchase price, including the payment to the current minority owner, would have been $180.0 million. The net transaction value to the Company under the Agreement would have been $161.8 million, subject to customary closing adjustments.
The closing of the transaction under the Agreement was subject to certain conditions, including approval by regulators in Malaysia within a prescribed period, which approval has not been obtained. On January 17, 2019, the parties agreed to amend the Agreement to provide additional time for the Purchaser to seek to obtain all required regulatory approvals. As part of that amendment, the parties agreed to reduce the total purchase price to $140.0 million, which would result in a net transaction value to the Company of $125.86 million, subject to customary closing adjustments. The parties now expect the transaction to close in the first half of 2019.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “seek,” “expect” or similar expressions that concern the Company’s strategy, plans or intentions. Any statement we make relating to the closing date of the transaction described herein is a forward-looking statement. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from the Company’s expectations are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as revised or supplemented by its subsequent quarterly reports on Form 10-Q or its subsequent current reports on Form 8-K, as well as any amendments thereto.

Item 9.01.                                      Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

The following financial information is included at the end of this Current Report on Form 8-K and is furnished herewith and incorporated herein by reference:

•                 Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2018.

•                  Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2017 and the nine months ended September 30, 2018.

     The information set forth under this Item 9.01(b) is being furnished under Items 9.01 and 2.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

(d)   Exhibits.

Exhibit No.	Exhibit Description	Form	File Number	Exhibit Number	Filing Date
2.4#	Membership Interest Purchase Agreement, dated April 24, 2018, by and among Laureate Education, Inc., Exeter Street Holdings, LLC, University of St. Augustine for Health Sciences, LLC and University of St. Augustine Acquisition Corp.	10-Q	001-38002	2.4	08/09/2018
99.1	Press release issued by Laureate Education, Inc. on February 5, 2019

Exhibit 2.4 is incorporated by reference into this report. The information contained in Exhibit 99.1 and Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information in this Current Report on Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

 #                                          Laureate Education, Inc. hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ JEAN-JACQUES CHARHON
Name:	Jean-Jacques Charhon
Title:	Executive Vice President and Chief Financial Officer

Date: February 5, 2019

Pro Forma Financial Information.

The following supplemental pro forma information is presented for informational purposes only, to provide an understanding of the Company’s historical financial results as adjusted for the sale of USAHS. These pro forma financial statements should not be considered a substitute for the actual historical financial information prepared in accordance with generally accepted accounting principles, as presented in the Company’s filings on Form 10-Q and 10-K, as well as the Form 8-K filed on November 13, 2018. The unaudited pro forma condensed consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or our future consolidated results of operations.
The Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 2018 presents our condensed consolidated financial position giving pro forma effect to the disposition of USAHS as if it had occurred on September 30, 2018. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 2017 and the nine months ended September 30, 2018 present our condensed consolidated results of operations giving pro forma effect to the disposition of USAHS as if it had occurred on January 1, 2017. These pro forma financial statements should be read in connection with the Company’s historical consolidated financial statements for the year ended December 31, 2017, which were included in the Current Report on Form 8-K filed on November 13, 2018, and the Company's historical consolidated financial statements for the nine months ended September 30, 2018, which were included in the Quarterly Report on Form 10-Q filed on November 8, 2018. In those historical consolidated financial statements, USAHS was classified as a discontinued operation for all periods presented.
The pro forma adjustments are based on currently available information, estimates and assumptions that the Company believes are reasonable in order to reflect, on a pro forma basis, the impact of this disposition on our historical financial information.

LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Balance Sheet - Unaudited

IN THOUSANDS, except per share amounts

	September 30, 2018
	Laureate Historical	Pro Forma Adjustments		Pro Forma

Assets
Current assets:
Cash and cash equivalents	$392,348	$—		$392,348
Restricted cash and investments	196,790	—		196,790
Receivables:
Accounts and notes receivable	571,240	—		571,240
Other receivables	17,500	—		17,500
Allowance for doubtful accounts	(164,101)	—		(164,101)
Receivables, net	424,639	—		424,639
Other current assets	440,710	(26,688)	(a)	414,022
Total current assets	1,454,487	(26,688)		1,427,799
Property and equipment:
Land, leasehold improvements and construction in-progress	634,713	—		634,713
Buildings	642,040	—		642,040
Furniture, equipment and software	961,712	—		961,712
Accumulated depreciation and amortization	(980,778)	—		(980,778)
Property and equipment, net	1,257,687	—		1,257,687
Goodwill	1,709,586	—		1,709,586
Tradenames and other intangible assets, net	1,155,641	—		1,155,641
Long-term assets held for sale	1,007,344	(169,967)	(a)	837,377
Other non-current assets	405,791	—		405,791
Total assets	$6,990,536	$(196,655)		$6,793,881
Liabilities and stockholders’ equity
Current liabilities:
Other current liabilities	$1,537,265	$(39,501)	(a)	$1,497,764
Total current liabilities	1,537,265	(39,501)		1,497,764
Long-term debt, less current portion	2,505,498	(346,400)	(b)	2,159,098
Other long-term liabilities	963,435	(66,406)	(a)	897,029
Total liabilities	5,006,198	(452,307)		4,553,891
Redeemable noncontrolling interests and equity	12,671	—		12,671
Stockholders’ equity:
Total Laureate Education, Inc. stockholders’ equity	1,983,336	255,652	(c)	2,238,988
Noncontrolling interests	(11,669)	—		(11,669)
Total stockholders’ equity	1,971,667	255,652		2,227,319
Total liabilities and stockholders’ equity	$6,990,536	$(196,655)		$6,793,881

LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Operations - Unaudited

IN THOUSANDS, except per share amounts

	For the year ended December 31, 2017
	Laureate Historical	Pro Forma Adjustments		Pro Forma

Revenues	$3,385,876	$—		$3,385,876
Costs and expenses:
Direct costs	2,821,291	—		2,821,291
General and administrative expenses	315,471	—		315,471
Loss on impairment of assets	7,121	—		7,121
Operating income	241,993	—		241,993
Interest expense, net of interest income	(323,036)	21,000	(d)	(302,036)
Other gains, net of losses	10,421	—		10,421
Loss from continuing operations before income taxes and equity in net income of affiliates	(70,622)	21,000		(49,622)
Income tax benefit	91,308	—		91,308
Equity in net income of affiliates, net of tax	152	—		152
Income from continuing operations	20,838	21,000		41,838
Income attributable to noncontrolling interests	804	—		804
Income attributable to Laureate Education, Inc.	$21,642	$21,000		$42,642

Accretion of Series A convertible redeemable preferred stock and other redeemable noncontrolling interests and equity	(298,497)	—		(298,497)
Net loss from continuing operations available to common stockholders	$(276,855)	$21,000		$(255,855)

Basic and diluted earnings per share:
Basic earnings per share (weighted average shares outstanding 172,409)	$(1.60)	$—		$(1.48)
Diluted earnings per share (weighted average shares outstanding 172,409)	$(1.60)	$—		$(1.48)

 LAUREATE EDUCATION, INC. AND SUBSIDIARIES
Pro Forma Condensed Consolidated Statement of Operations - Unaudited

IN THOUSANDS, except per share amounts

	For the nine months ended September 30, 2018
	Laureate Historical	Pro Forma Adjustments		Pro Forma

Revenues	$2,436,514	$—		$2,436,514
Costs and expenses:
Direct costs	2,081,125	—		2,081,125
General and administrative expenses	194,184	—		194,184
Loss on impairment of assets	10,030	—		10,030
Operating income	151,175	—		151,175
Interest expense, net of interest income	(172,406)	16,000	(d)	(156,406)
Other gains, net of losses	51,504	—		51,504
Income from continuing operations before income taxes	30,273	16,000		46,273
Income tax expense	(65,822)	—		(65,822)
Loss from continuing operations	(35,549)	16,000		(19,549)
Loss attributable to noncontrolling interests	892	—		892
Loss attributable to Laureate Education, Inc.	$(34,657)	$16,000		$(18,657)

Accretion of Series A convertible redeemable preferred stock and other redeemable noncontrolling interests and equity	(61,403)	—		(61,403)
Gain upon conversion of Series A convertible redeemable preferred stock	74,110	—		74,110
Net loss from continuing operations available to common stockholders for basic earnings per share	$(21,950)	$16,000		$(5,950)
Adjusted for: accretion of Series A Preferred Stock	61,974	—		61,974
Adjusted for: gain upon conversion of Series A Preferred Stock	(74,110)	—		(74,110)
Net loss from continuing operations available to common stockholders for diluted earnings per share	$(34,086)	$16,000		$(18,086)
Basic and diluted earnings per share:
Basic earnings per share (weighted average shares outstanding 209,129)	$(0.10)	$—		$(0.03)
Diluted earnings per share (weighted average shares outstanding 209,129)	$(0.16)	$—		$(0.09)

Notes to Unaudited Pro Forma Condensed Financial Information

(a)
Represents the elimination of the assets and liabilities associated with the business disposition. As of September 30, 2018, USAHS's total assets and total liabilities were classified as held for sale on the Company’s Consolidated Balance Sheet that was included in the Form 10-Q filed on November 8, 2018.

(b)	Represents the use of the estimated net sale proceeds for a payment on the Company's indebtedness under its credit agreement.

(c)
Represents the net effect of the removal of USAHS's net assets, offset by the gross proceeds received, had the transaction closed on September 30, 2018. These amounts are subject to finalization. An estimated gain is not included in the adjustments in the unaudited pro forma consolidated statement of operations as this amount will be included in the consolidated statement of operations of the Company following the disposition and is not expected to have a continuing effect on the Company’s operations.

(d)
Represents the estimated interest expense savings resulting from the partial repayment of the Company's indebtedness under its credit agreement using the estimated net cash proceeds of the sale as described herein, assuming no tax effect. The estimated interest expense savings were derived using an interest rate of 6.07%, the interest rate in effect for the term loans under our credit agreement as of December 31, 2017.